UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 12, 2005
PS Business Parks, Inc.
(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California		91201-2397

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 244-8080
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 12, 2005, PS Business Parks, Inc., a California corporation (the “Company”), entered into a contribution agreement (the “Contribution Agreement”) among the Company, PS Business Parks, L.P., a California limited partnership and a majority owned subsidiary of the Company (the “Operating Partnership”), GSEP 2005 Realty Corp., a Delaware corporation (“GSEP”) and Goldman Sachs 2005 Exchange Place Fund, L.P., a Delaware limited partnership and GSEP’s parent. The Contribution Agreement relates to a sale of 7 1/8% Series N Cumulative Redeemable Preferred Units (the “Series N Preferred Units”) of the Operating Partnership. The sale was completed on December 12, 2005. Under certain circumstances, the Series N Preferred Units are exchangeable for shares of the Company’s 7 1/8% Series N Cumulative Redeemable Preferred Stock (the “Series N Preferred Stock”). The Series N Preferred Stock is registrable under the Securities Act of 1933, as amended (the “Securities Act”) in the circumstances contemplated by the Registration Rights Agreement dated as of December 12, 2005 (the “Registration Rights Agreement”) between the Company and GSEP. The Registration Rights Agreement is attached hereto as Exhibit 4.1.
Item 3.02. Unregistered Sales of Equity Securities
     On December 12, 2005, and pursuant to the Contribution Agreement, the Company sold 800,000 7 1/8% Series N Cumulative Redeemable Preferred Units to GSEP for $20 million in a transaction that was exempt from registration under Section 4(2) of the Securities Act. The Operating Partnership paid a commission of $500,000 to Goldman, Sachs & Co., which represented GSEP in the transaction.
     The terms of the Series N Preferred Units are specified by the Amendment to Agreement of Limited Partnership Relating to 7 1/8% Series N Cumulative Redeemable Preferred Units, dated as of December 12, 2005 (the “Amendment to the Agreement of Limited Partnership”), which is attached hereto as Exhibit 10.1. Under the Amendment to the Agreement of Limited Partnership, the Operating Partnership has the right to redeem the Series N Preferred Units on or after the fifth anniversary of the date of issuance at the original capital contribution plus, to the extent not previously distributed, the cumulative priority return to the redemption date (as those terms are defined in the Amendment to the Agreement of Limited Partnership). The Series N Preferred Units are exchangeable for shares of Series N Preferred Stock on or after the tenth anniversary of the date of issuance at the option of the Operating Partnership or a majority of the holders of the Series N Preferred Units, at a rate of one Series N Preferred Unit for one share of Series N Preferred Stock.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Under the Company’s Articles of Incorporation, as amended, the Company’s Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. Effective as of December 12, 2005, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 800,000 shares of the Company’s preferred stock as “7 1/8% Series N Cumulative Redeemable Preferred Stock.” A copy of the Certificate of Determination, which specifies the terms of the Series N Preferred Stock, is attached hereto as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure
     On December 12, 2005, the Company issued a press release announcing the sale of the Series N Preferred Units. The information in Item 7.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
     Exhibits 3.1, 4.1 and 10.1 shall be deemed to be filed. Exhibit 99.1, relating to Item 7.01, shall be deemed to be furnished, and not filed:

Exhibit 3.1 -	Certificate of Determination of Preferences of 7 1/8% Series N Cumulative Redeemable Preferred Stock of PS Business Parks, Inc.

Exhibit 4.1 -	Registration Rights Agreement, dated as of December 12, 2005, by and between the Company and GSEP.

Exhibit 10.1 -	Amendment to Agreement of Limited Partnership of PS Business Parks L.P. Relating to 7 1/8% Series N Cumulative Redeemable Preferred Units, dated as of December 12, 2005.

Exhibit 99.1 -	Press Release dated December 12, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.
By:	/s/ Edward A. Stokx
Edward A. Stokx
Executive Vice President and Chief Financial Officer

Date: December 16, 2005

INDEX TO EXHIBITS

Exhibit 3.1 -	Certificate of Determination of Preferences of 7 1/8% Series N Cumulative Redeemable Preferred Stock of PS Business Parks, Inc.

Exhibit 4.1 -	Registration Rights Agreement, dated as of December 12, 2005, by and between the Company and GSEP.

Exhibit 10.1 -	Amendment to Agreement of Limited Partnership of PS Business Parks L.P. Relating to 7 1/8% Series N Cumulative Redeemable Preferred Units, dated as of December 12, 2005.

Exhibit 99.1 -	Press Release dated December 12, 2005